Exhibit 10.3

IMS HEALTH INCORPORATED

EXECUTIVE PENSION PLAN

Effective as of April 17, 2001

TABLE OF CONTENTS

INTRODUCTION
SECTION 1	- DEFINITIONS
1.1	“Actuarial Equivalent Value”
1.2	“Affiliated Employer”
1.3	“Average Final Compensation”
1.4	“Basic Disability Plan”
1.5	“Basic Disability Plan Benefit”
1.6	“Basic Plan”
1.7	“Basic Plan Benefit”
1.8	“Board”
1.9	“Cause”
1.10	“CEO”
1.11	“Change in Control”
1.12	“Change in Control Agreement”
1.13	“Code”
1.14	“Company”
1.15	“Compensation”
1.16	“Covered Earnings”
1.17	“Deferred Vested Benefit”
1.18	“Disability” or “Disabled”
1.19	“Disability Benefits”
1.20	“Effective Date”
1.21	“Former Member”
1.22	“Good Reason”.
1.23	“Lump Sum Election”
1.24	“Member”
1.25	“Other Disability Income”
1.26	“Other Retirement Income”
1.27	“Plan”

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1.28	“Plan Administrator”
1.29	“Potential Change in Control”
1.30	“Retirement”
1.31	“Retirement Benefits”
1.32	“Service”
1.33	“Surviving Spouse”
1.34	“Surviving Spouse’s Benefits”
1.35	“Vested Former Member”
SECTION 2	- PARTICIPATION
2.1	Commencement of Participation
2.2	Termination of Participation
SECTION 3	- AMOUNT AND FORM OF BENEFITS
3.1	Retirement Benefits
3.2	Deferred Vested Benefit
3.3	Form of Payment
3.4	Lump Sum Election
3.5	Cessation of Benefits
3.6	Notification of Cessation of Benefits
3.7	Repayment of Benefits Paid as Lump Sum
3.8	Change in Control
SECTION 4	- DISABILITY BENEFITS
4.1	Eligibility
4.2	Amount
SECTION 5	- SURVIVING SPOUSE’S BENEFITS
5.1	Death Prior to Benefit Commencement
5.2	Death On or After Benefit Commencement
5.3	Commencement of Surviving Spouse’s Benefit
5.4	Lump Sum Payment
5.5	Reduction

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SECTION 6	- PLAN ADMINISTRATOR
6.1	Duties and Authority
6.2	Presentation of Claims
6.3	Claims Denial Notification
6.4	Claims Review Procedure
6.5	Timing
6.6	Final Decision
SECTION 7	- MISCELLANEOUS
7.1	Amendment; Termination
7.2	No Employment Rights
7.3	Payout in Discretion of the Plan Administrator
7.4	Unfunded Status
7.5	Arbitration
7.6	No Alienation
7.7	Withholding
7.8	Governing Law
7.9	Successors
7.10	Integration

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IMS HEALTH INCORPORATED

EXECUTIVE PENSION PLAN

Effective as of April 17, 2001

INTRODUCTION

The IMS Health Incorporated Executive Pension Plan (the “Plan”) is hereby established to provide a means of ensuring the payment of a competitive level of retirement income and disability and survivor benefits, and thereby attract, retain and motivate a select group of executives of IMS Health Incorporated and its affiliated employers.

SECTION 1 - DEFINITIONS

1.1                                 “Actuarial Equivalent Value” shall mean a benefit of equivalent value computed on the basis of the mortality table and interest rate used to calculate accrued benefits under the Basic Plan.

1.2                                 “Affiliated Employer” shall mean an entity affiliated with the Company.

1.3                                 “Average Final Compensation” shall mean a Member’s average annual Compensation during the five consecutive 12-month periods in the last ten consecutive 12-month periods of his or her Service (or during the total number of consecutive 12-month periods if fewer than five), immediately prior to the month following the Member’s termination of employment with the Company or an Affiliated Employer or, if earlier, removal from participation under this Plan, affording the highest such Average Final Compensation.  If actual monthly Compensation for any month during the 120-month computational period is unavailable, Compensation for such month shall be determined by dividing the Member’s annual rate of base pay in the month preceding such unavailable month by 12.

1.4                                 “Basic Disability Plan” shall mean as to any Member the long-term disability plan of the Company or an Affiliated Employer pursuant to which long-term disability benefits are payable to such Member.

1.5                                 “Basic Disability Plan Benefit” shall mean the amount of benefits payable to a Member from the Basic Disability Plan.

1.6                                 “Basic Plan” shall mean as to any Member or Vested Former Member the defined benefit pension plan of the Company or an Affiliated Employer intended to meet the requirements of Code Section 401(a) pursuant to which retirement benefits are payable to such Member or Vested Former Member or to the Surviving Spouse or designated beneficiary of a deceased Member or Vested Former Member.

1.7                                 “Basic Plan Benefit” shall mean the amount of benefits payable from the Basic Plan to a Member or Vested Former Member.

1.8                                 “Board” shall mean the Board of Directors of IMS Health Incorporated, except that any action authorized to be taken by the Board hereunder may also be taken by a duly authorized committee of the Board or its duly authorized delegees.

1.9                                 “Cause”.  A Member shall not be deemed to have been terminated for “Cause” under this Plan unless such Member shall have been terminated for “Cause” under the terms of such Member’s employment agreement or Change in Control

Agreement with the Company, if any.  If no such employment agreement or Change in Control Agreement containing a definition of “Cause” shall be in effect, for purposes of this Plan “Cause” shall mean a Member’s:

(a)                                  willful and continued failure to substantially perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness or Disability or any failure after the issuance of a notice of termination by the Member for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its Affiliated Employers, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to the Member by the Board, which demand specifically identifies the manner in which the Board believes that the Member has not substantially performed his or her duties; or

(b)                                 the willful engaging by the Member in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act, or failure to act, on the part of the Member shall be deemed “willful” unless done, or omitted to be done, by the Member not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Member shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Member a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Member and an opportunity for the Member, together with the Member’s counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Member was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

1.10                           “CEO” shall mean the Chief Executive Officer of the Company.

1.11                           “Change in Control”.  If a “Change in Control” shall have occurred or shall be deemed to have occurred under the terms of a Member’s or Vested Former Member’s Change in Control Agreement or employment agreement with the Company, if any, then a “Change in Control” shall be deemed to have occurred under this Plan.   Otherwise a “Change in Control” shall be deemed to have occurred if:

(a)                                  any “Person” as such term is used for purposes of  Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(b)                                 during any period of 24 months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 1.11(a), (c), or (d) hereof, (ii) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control, or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s securities) whose election by the Board or nomination for election by the Company’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)                                  the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (i) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, and (ii) after which no “Person” holds 20% or more of the combined voting power of the then outstanding securities of the Company or such surviving entity;

(d)                                 the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(e)                                  the Board adopts a resolution to the effect that, for purposes of this Plan, a Change in Control has occurred.

1.12                           “Change in Control Agreement” shall mean any written agreement in effect between any Member or Former Member or Vested Former Member and the Company or an Affiliated Employer pursuant to which benefits may be payable to such Member or Former Member or Vested Former Member in connection with a Change in Control.

1.13                           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14                           “Company” shall mean IMS Health Incorporated.

1.15                           “Compensation” shall mean base salary, annual bonuses, commissions, overtime and shift pay, in each case prior to reductions for elective contributions under Sections 401(k), 125 and 132(f)(4) of the Code and deferred compensation under any nonqualified deferred compensation plan.  Notwithstanding the foregoing, Compensation shall exclude severance pay (including, without limitation, severance pay under the Company’s Employee Protection Plan), stay-on bonuses, long-term bonuses, retirement income, change-in-control payments, contingent payments, amounts paid under this Plan (other than Disability Benefits) or any other retirement plan or deferred compensation plan, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration.

1.16                           “Covered Earnings” shall mean a Member’s Compensation in the 12 months immediately preceding the onset of the Member’s Disability.

1.17                           “Deferred Vested Benefit” shall mean the benefits described in Section 3.2(b) hereof

1.18                           “Disability” or “Disabled” shall mean disability or disabled for purposes of the Basic Disability Plan.

1.19                           “Disability Benefits” shall mean the benefits provided as described in Section 4.2 hereof.

1.20                           “Effective Date” shall mean April 17, 2001.

1.21                           “Former Member” shall mean (a) a Member whose employment with the Company or an Affiliated Employer terminates before he or she has completed five or more years of Service, or (b) a Member who was removed from participation in the Plan, in accordance with Section 2.2 hereof, before he or she has completed five or more years of Service.

1.22                           “Good Reason”.  If a Member shall have terminated employment for “Good Reason” under the terms of such Member’s Change in Control Agreement or employment agreement with the Company, if any, then such Member shall be deemed to have terminated employment for “Good Reason” under this Plan.  Otherwise “Good Reason” shall mean, without the Member’s express written consent, the occurrence of any of the following circumstances unless, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(a)                                  the assignment to the Member of any duties inconsistent with the Member’s position in the Company, or an adverse alteration in the nature or status of the Member’s responsibilities or the conditions of the Member’s employment;

(b)                                 a reduction by the Company in the Member’s annual base salary, target bonus or perquisites except for across-the-board perquisite reductions similarly affecting all senior executives of the Company and all senior executives of any Person, as such term is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, in control of the Company;

(c)                                  the relocation of the principal place of the Member’s employment to a location more than 50 miles from the location of such place of employment; for this purpose, required travel on the Company’s business will not constitute a relocation so long as the extent of such travel is substantially consistent with the Member’s customary business travel obligations;

(d)                                 the failure by the Company to pay to the Member any portion of the Member’s compensation or to pay to the Member any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven days of the date such compensation is due;

(e)                                  the failure by the Company to continue in effect any material compensation or benefit plan in which the Member participated unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Member’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of benefits provided and the level of the Member’s participation relative to other participants;

(f)                                    the failure of the Company to obtain a satisfactory agreement from any successor to the Company to fully assume the Company’s obligations and to perform under this Plan, as contemplated in Section 7.9 hereof;

(g)                                 with respect to any Member who is a party to an employment agreement or a Change in Control Agreement, any purported termination of such

Member’s employment that is not effected pursuant to the notice provisions, if any, in such Member’s employment agreement or Change in Control Agreement.

1.23                           “Lump Sum Election” shall mean an election to receive all or a portion of the benefits payable hereunder in a lump sum pursuant to Section 3.4 hereof.

1.24                           “Member” shall mean an employee of the Company or an Affiliated Employer who becomes a participant in the Plan pursuant to Section 2, but excludes any Former Member or Vested Former Member.

1.25                           “Other Disability Income” shall mean (i) the disability insurance benefit that the Member is entitled to receive under the Federal Social Security Act while he or she is receiving the Basic Disability Plan Benefit and (ii) the disability income payable to a Member from any supplemental executive disability plan of the Company or any Affiliated Employer or from any other contract, agreement or other arrangement with the Company or an Affiliated Employer (excluding any Basic Disability Plan).

1.26                           “Other Retirement Income” shall mean the retirement income payable to a Member or Vested Former Member from any ‘excess benefit plan’ as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (increased by the amount of benefits, if any, payable from the Pension Benefit Equalization Plan and/or the Supplemental Executive Benefit Plan of The Dun & Bradstreet Corporation), any plan described in Section 201(2) of ERISA, and any other contract, agreement or other arrangement providing a defined pension benefit or defined contribution retirement benefit, in any case, maintained or entered into with the Company or an Affiliated Employer (excluding this Plan, any Basic Plan, any defined contribution plan intended to meet the requirements of Code Section 401(a) and any elective plan of deferred compensation).

1.27                           “Plan” shall mean this IMS Health Incorporated Executive Pension Plan, as embodied herein, and any amendments thereto.

1.28                           “Plan Administrator” shall mean the Company, except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board or the duly authorized delegate of such duly authorized committee or person(s).

1.29                           “Potential Change in Control”.  If a “Potential Change in Control” shall have occurred or shall be deemed to have occurred under the terms of a Member’s Change in Control Agreement or employment agreement with the Company, if any, then a “Potential Change in Control” shall be deemed to have occurred under this Plan.  Otherwise a “Potential Change in Control” shall be deemed to have occurred if:

(a)                                  the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(b)                                 any Person (including the Company), as defined in Section 1.11(a) hereof, publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

(c)                                  the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

1.30                           “Retirement” shall mean the termination of a Member’s or Vested Former Member’s employment with the Company or an Affiliated Employer other than by reason of death or Disability (a) after attaining age 65 and completing five years of Service or (b) if Disability Benefits have been paid under the Plan to a Member or Vested Former Member, the later of the cessation of the payment of such Disability Benefits or the Member’s or Vested Former Member’s attainment of age 55.  In determining whether age 65 has been attained under clause (a) of this definition, there shall be included as years of age the number of additional years credited as “age” for purposes of the Plan to the Member or Vested Former Member under this Plan, a then-effective employment agreement between the Company and such person, a then-effective Change in Control Agreement between the Company and such Person, or otherwise approved in writing by the CEO.

1.31                           “Retirement Benefits” shall mean the benefits described in Section 3.1(b) hereof.

1.32                           “Service” shall mean a Member’s service defined as Vesting Service in the Basic Plan, which is taken into account for vesting purposes thereunder, except that (a) Service will also include that period of time during which the Member is receiving Disability Benefits under this Plan; (b) if a Member was employed by a company acquired by the Company or an Affiliated Employer after the Effective Date, such Member’s service with that company prior to the date of acquisition will not constitute Service hereunder unless otherwise approved in writing by the CEO; (c) upon commencement of participation hereunder in accordance with Section 2.1 hereof, the CEO may limit any service otherwise to constitute Service hereunder with respect to periods prior to the date of participation in the Plan; (d) no service of a Former Member or Vested Former Member during any period after removal from participation under Section 2.2 shall constitute Service for purposes of the Plan; and (e) service prior to the date an individual becomes a Member shall initially not be counted for purposes of determining the amount of the Member’s Retirement Benefit pursuant to Section 3.1(b)(i) or the Member’s Deferred Vested Benefit pursuant to Section 3.2(b)(i), but for such purposes shall be deemed to accrue at the rate of 20% of such prior service for each year of Service completed after such individual becomes a Member until 100% accrued.  The foregoing notwithstanding, there shall be included as Service for all purposes under the Plan the number of additional years (or other additional period) credited as “service” for purposes of the Plan to the Member or Former Member or Vested Former Member under this Plan, an employment agreement between the Company or an Affiliated Employer and such person or a Change in Control Agreement in effect at the time of such person’s termination of employment, or otherwise approved in writing by the CEO.

1.33                           “Surviving Spouse” shall mean the spouse of a deceased Member or Vested Former Member to whom such Member or Vested Former Member is married under applicable state law immediately preceding such Member or Vested Former Member’s death.

1.34                           “Surviving Spouse’s Benefits” shall mean the benefits described in Section 5 hereof.

1.35                           “Vested Former Member” shall mean (a) a Member whose employment with the Company or an Affiliated Employer terminates on or after the date on which he or she has completed five or more years of Service, or (b) a Member who was removed from participation in the Plan, in accordance with Section 2.2 hereof, on or after the date on which he or she has completed five or more years of Service.

SECTION 2- PARTICIPATION

2.1                                 Commencement of Participation.  Such key executives of the Company and its Affiliated Employers as are designated by the CEO in writing and, in the case of officers of the Company or its Affiliated Employers, approved by the Compensation and Benefits Committee of the Board, shall participate in the Plan as of a date determined by the CEO.

2.2                                 Termination of Participation.  A Member’s participation in the Plan shall terminate upon termination of his or her employment with the Company or any Affiliated Employer. Prior to termination of employment, a Member may be removed, upon written notice by the CEO, and, in the case of officers of the

Company or its Affiliated Employers, as approved by the Compensation and Benefits Committee of the Board, from further participation in the Plan.  As of the date of termination or removal, no further benefits shall accrue to such individual hereunder.

SECTION 3 - AMOUNT AND FORM OF BENEFITS

3.1                                 Retirement Benefits

(a)                                  Eligibility.  Upon the Retirement of a Member or Vested Former Member from the Company or an Affiliated Employer, he or she shall be entitled to the Retirement Benefit described in Section 3.1(b) hereof, payable in the form specified in Section 3.3.

(b)                                 Amount.  The Retirement Benefit of a Member or Vested Former Member shall be an annual benefit equal to the difference between (i) and the sum of (ii) and (iii) where:

(i)                                     is 2.5% of his or her Average Final Compensation multiplied by the number of his or her years of Service not in excess of fifteen years, plus 1.5% of such Average Final Compensation multiplied by the number of his or her years of Service over fifteen but not in excess of thirty years;

(ii)                                  is the Basic Plan Benefit payable to the Member or Vested Former Member as of the date of his or her Retirement expressed in the form of an annual life annuity, or, if the Basic Plan Benefit becomes payable after the Member’s or Vested Former Member’s Retirement, the Actuarial Equivalent Value of the Basic Plan Benefit payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Basic Plan; and

(iii)                               is the Other Retirement Income payable to the Member or Vested Former Member as of the date of his or her Retirement expressed in the form of an annual life annuity, or, if the Other Retirement Income becomes payable after the Member’s or Vested Former Member’s Retirement, the Actuarial Equivalent Value of the Other Retirement Income payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the appropriate retirement arrangement.

3.2                                 Deferred Vested Benefit.

(a)                                  Eligibility.  Each Member and Vested Former Member who has completed five or more years of Service and whose employment with the Company or an Affiliated Employer terminates prior to Retirement, for a reason other than Cause, death or Disability shall be entitled to the Deferred Vested Benefit described in Section 3.2(b) hereof, payable in the form specified in Section 3.3.

(b)                                 Amount.  The Deferred Vested Benefit of a Member or Vested Former Member who terminates and who meets the eligibility requirements of Section 3.2(a) shall be an annual benefit equal to the difference between (i) and the sum of (ii) and (iii), where:

(i)                                     is 2.5% of his or her Average Final Compensation, multiplied by the number of his or her years of Service not in excess of fifteen, plus 1.5% of such Average Final Compensation multiplied by the number of his or her years of Service over fifteen, but not in excess of thirty years;

(ii)                                  is the Basic Plan Benefit payable to the Member or Vested Former Member as of the date his or her Deferred Vested Benefit commences expressed in the form of an annual life annuity, or, if the Basic Plan Benefit becomes payable after the Member’s or Vested Former Member’s Deferred Vested Benefit commences, the Actuarial Equivalent Value of the Basic Plan Benefit payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the Basic Plan; and

(iii)                               is the Other Retirement Income payable to the Member or Vested Former Member as of the date his or her Deferred Vested Benefit commences expressed in the form of an annual life annuity, or, if the Other Retirement Income becomes payable after the Member’s or Vested Former Member’s Deferred Vested Benefit commences, the Actuarial Equivalent Value of the Other Retirement Income payable in the form of an annual life annuity as of such date, regardless of whether such date precedes the earliest possible payment date under the terms of the appropriate retirement arrangement.

3.3                                 Form of Payment.

(a)                                  Except as provided under Section 3.3(b) or Section 3.3(c), the Retirement Benefit or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in monthly installments in the form of a straight life annuity and without regard to any optional form of benefits elected under the Basic Plan.  Payments shall commence as of the first day of the calendar month coinciding with or next following (i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits, and shall commence to be paid on such date or as soon as administratively practicable thereafter, with interest as determined by the Plan Administrator for any delay in payment.

(1)                                  Anything in this Plan to the contrary notwithstanding, the Deferred Vested Benefit payable to a Member or Vested Former Member who terminates employment prior to having attained age 55 shall be the Actuarial Equivalent Value of the Deferred Vested Benefit otherwise payable upon such Member’s or Vested Former Member’s attainment of age 65, reduced for commencement on the date of such  Member’s or Vested Former Member’s attainment of age 55.

(2)                                  Anything in this Plan to the contrary notwithstanding, the Deferred Vested Benefit payable to a Member or Vested Former Member whose employment has been terminated by the Company without Cause before such Member or Vested Former Member has attained age 55 or the Deferred Vested Benefit payable to a Member or Vested Former Member who terminates employment for Good Reason before such Member or Vested Former Member has attained age 55 shall be reduced by 20% if such Member or Vested Former Member had not completed ten years of Service as of the date of termination; otherwise, by 10% if such Member or Vested Former Member had completed ten years of Service as of the date of termination.

(3)                                  Anything in this Plan to the contrary notwithstanding, the Deferred Vested Benefit payable to a Member or Vested Former Member whose termination of employment occurs after such Member or Vested Former Member has attained age 55 but prior to such Member or Vested Former Member having completed 10 years of

Service shall be reduced by 2% for each 12-month period that such Member’s or Vested Former Member’s termination of employment precedes such Member’s or Vested Former Member’s attainment of age 65.

(4)                                  Anything in this Plan to the contrary notwithstanding,  the Deferred Vested Benefit payable to a Member or Vested Former Member whose  termination of employment occurs after such Member or Vested Former Member has attained age 55 and completed 10 years of Service shall be reduced by 2% for each 12-month period that such Member’s or Vested Former Member’s termination of employment precedes such Member’s or Vested Former Member’s attainment of age 60.  A Member or Vested Former Member whose termination of employment occurs after such Member or Vested Former Member has attained age 60 and completed 10 years of Service shall be paid 100% of such Member’s or Vested Former Member’s Deferred Vested Benefit.

(5)                                  For purposes of calculating any Deferred Vested Benefit that is reduced in accordance with paragraphs (2), (3) or (4) of this Section 3.3(a), an interpolated percentage shall be used to calculate the percentage reduction in such Deferred Vested Benefit for any period of fewer than 12 months.

(b)                                 If a Member or Vested Former Member has made a Lump Sum Election pursuant to Section 3.4 and such Lump Sum Election becomes effective (i) prior to the date of such Member’s or Vested Former Member’s Retirement or termination of employment with the Company or an Affiliated Employer and (ii) while he or she was still a Member, the Retirement Benefit, or Deferred Vested Benefit under this Plan, as the case may be, shall be payable in the form or combination of forms of payment elected pursuant to such Lump Sum Election under Section 3.4 and without regard to any optional form of benefits elected under the Basic Plan.  Any portion of the benefits hereunder payable in a lump sum shall be paid within 60 days following (i) the earlier of the date the Member or Vested Former Member attains age 65 or the date of the Member’s or Vested Former Member’s Retirement, in the case of Retirement Benefits or (ii) the later of the date the Member or Vested Former Member attains age 55 or terminates employment, in the case of Deferred Vested Benefits.

(c)                                  Notwithstanding any Lump Sum Election made (or not made) under Section 3.4, if the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Member’s or Vested Former Member’s Retirement or Deferred Vested Benefit is $10,000 or less at the time such benefit is payable under this Plan, such benefit shall be payable as a lump sum.

3.4                                 Lump Sum Election.

(a)                                  A Member or Vested Former Member may elect to receive all, none, or a specified portion, as provided in Section 3.4(c), of his or her Retirement Benefit or Deferred Vested Benefit under the Plan as a lump sum and to receive any balance of such benefit in the form of an annuity; provided that any such Lump Sum Election shall be effective for purposes of this Plan only if the conditions of Section 3.4(b) are satisfied.  A Lump Sum Election made by a Member or Vested Former Member in accordance with the terms of any plan maintained by the Company described in Section 201(2) of ERISA, including without limitation, the IMS Health Incorporated U.S. Executive Retirement Plan, shall be effective with respect to this Plan.  A Member or Vested Former Member may elect a payment form different than the payment form previously elected by him or her under this Section 3.4(a) by filing a revised election form; provided that any such new election shall be effective only if the conditions of Section 3.4(b) are satisfied with respect to such new election.  Any prior Lump Sum Election made by a Member that has satisfied the conditions of Section 3.4(b) shall remain effective for purposes of the Plan until such Member has made a new election satisfying the conditions of Section 3.4(b).  The amount of any portion of a Member’s or a Vested Former Member’s Retirement Benefit or Deferred Vested Benefit payable as a lump sum under this Section 3.4 shall be determined by first reducing such portion of the benefit in accordance with Section 3.3 (a)(1), (2), (3) or (4), if applicable, and then calculating the present value of such portion of the benefit: (i) on the assumption that it is payable in the form of a joint and 50 percent survivor annuity if such Member or Vested Former Member is married; and (ii) on the basis of (1) a discount rate equal to 85% of the average of the 15-year non-callable U.S. Treasury bond yields (or, in the event that 15-year non-callable U.S. Treasury bond yields are unavailable, such proxy for the same as the Plan Administrator may reasonably select) as of the close of business on the last business day of each of the three months immediately preceding the date provided in Section 3.3(a) as of which monthly installments would otherwise commence, as modified by Section 3.8(a)(i) if applicable, and (2) the 1983 Group Annuity Mortality Table.

(b)                                 A Member’s Election under Section 3.4(a) becomes effective only if all of the following conditions are satisfied: (i) such Member remains in the employment of the Company or an Affiliated Employer, as the case may be, for the full 12 calendar months immediately following the date of such election (the “Election Date”), except in the case of death or Disability of such Member (in which case Section 3.4(d) shall apply) and (ii) such Member complies with the administrative procedures set forth by the Plan Administrator with respect to the making of a Lump Sum Election.

(c)                                  A Member making an election under Section 3.4(a) may specify the portion of his Retirement or Deferred Vested Benefit under the Plan to be received in a lump sum as follows:  0%, 25%, 50%, 75%, or 100%.

(d)           In the event a Member who has made an Election pursuant to Section 3.4(a) dies or becomes Disabled while employed by the Company or an Affiliated Employer and such death or Disability occurs during the 12 calendar-month period immediately following the Election Date, the condition under Section 3.4(b)(i) shall be deemed satisfied with respect to such Member.

3.5                                 Cessation of Benefits.  Subject to Section 3.8 hereof, no benefits or no further benefits, as the case may be, shall be paid to a Member, Vested Former Member or Surviving Spouse if the Member or Vested Former Member has:

(a)                                  become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Member’s or Vested Former Member’s ownership interest is not in excess of 2% of the company whose shares are being purchased), employee, officer, director or consultant of or to a company, or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses identified in the Company’s Employee Protection Plan, or such Member or Vested Former Member accepts any form of compensation from such competing entity;

(b)                                 been discharged from employment with the Company or any Affiliated Employer for Cause;

(c)                                  failed to retain in confidence any and all confidential information concerning the Company or any Affiliated Employer and its respective business which was known or became known to the Member or Vested Former Member, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Member or Vested Former Member at any time after the Member’s or Vested Former Member’s employment by the Company or any Affiliated Employer terminated, from a third party not employed by or otherwise affiliated with the Company or any Affiliated Employer, or (iii) which was or became known to the public by any means other than a breach of this Section 3.5; or

(d)                                 made disparaging comments about the Company or any Affiliated Employer in any communications, written or oral, with any individual, company, government body or agency or any other entity whatsoever.  For purposes hereof,  “disparage” shall mean any communication, including, but not limited to, any statements, actions or insinuations, made either directly or through a third party, that would tend to lessen the standing or stature of  the Company or any Affiliated Employer in the eyes of a customer, a prospective customer, a shareholder or a prospective shareholder.

3.6                                 Notification of Cessation of Benefits.  Subject to Section 3.8 hereof, in any case described in Section 3.5, the Member, Vested Former Member or Surviving Spouse shall be given prior written notice that no benefits or no further benefits, as the case may be, will be paid to such Member, Vested Former Member or Surviving Spouse.  Such written notice shall specify the particular act(s), or failures to act, and the basis on which the decision to cease paying his or her benefits has been made.

3.7                                 Repayment of Benefits Paid as Lump Sum.

(a)                                  Subject to Section 3.8 hereof, a Member or Vested Former Member who receives in a lump sum any portion of his or her Retirement Benefit or Deferred Vested Benefit pursuant to a Lump Sum Election, shall receive such lump sum portion of such Retirement Benefit or Deferred Vested Benefit subject to the condition that if such Member or Vested Former Member engages in any of the acts described in Section 3.5, then such Member or Vested Former Member shall, within 60 days after written notice by the Company, repay to the Company the amount described in Section 3.7(b).

(b)                                 The amount described in this Section shall equal the amount of the Member’s or Vested Former Member’s lump sum benefit paid under this Plan to which such Member or Vested Former Member would not have been entitled, if such lump sum benefit had instead been payable in the form of an annuity under this Plan and such annuity payments were subject to the provisions of Section 3.5.

3.8                                 Change in Control.

(a)                                  Anything in this Plan to the contrary notwithstanding:

(i)                                     Any Member, whose employment with the Company or an Affiliated Employer is involuntarily terminated by the Company or an Affiliated Employer at or within two years following a Change in Control for a reason other than Cause or whose employment is voluntarily terminated by the Member with Good Reason at or within two years following a Change in Control shall be deemed to have completed five years of Service for purposes of Section 3.2(a) hereof and shall be credited with three additional years of Service for purposes of calculating the benefits payable under Sections 3.1(b) or 3.2(b) hereof and, notwithstanding the provisions of Section 3.3 of this Plan, any reductions in the benefits payable under Sections 3.1(b) or 3.2(b) otherwise applicable under Sections 3.3 (a) (1), (2), (3) or (4) shall not apply unless such Member shall have terminated employment prior to attainment of age 52, in which case the Actuarial Equivalent Value of such benefits shall be paid, calculated on the assumption that unreduced benefits are payable upon such Member’s attainment of age 52.  Payment of such benefits shall be made in the form provided in Section 3.3, commencing as provided in Section 3.3(a) or (b), as the case may be, provided that with respect to Deferred Vested Benefits, the commencement of payment shall be determined without regard to whether the Member has attained age 55.  In addition, in the event that a Member’s Service shall have been limited pursuant to

Section 1.32 to disregard all or any portion of service prior to such Member’s participation in the Plan, such limitation shall be eliminated in the event of such Member’s termination of employment at or within two years following a Change in Control as provided above in this subsection (i).

(ii)                                  In the event of a Potential Change in Control or Change in Control, the Company shall, not later than 15 days thereafter, have established one or more so-called “rabbi” trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential benefits payable under the Plan at or following a Change in Control.  Such rabbi trust(s) shall be irrevocable and shall provide that the Company may not, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Company in the event of insolvency or bankruptcy of the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Company.

(iii)                               The provisions of Sections 3.5 through 3.7 shall be of no force or effect with respect to Members who Retire or terminate employment within a two-year period following a Change in Control.

SECTION 4 - DISABILITY BENEFITS

4.1                                 Eligibility.  A Member who is enrolled for the maximum disability insurance coverage available under the Basic Disability Plan and who has become Disabled shall be entitled to the Disability Benefit described in Section 4.2.

4.2                                 Amount.  The Disability Benefit of a Member entitled thereto shall be an annual benefit payable in monthly installments under this Plan during the same period as disability benefits are actually paid by the Basic Disability Plan, in an amount equal to 60% of the Member’s Covered Earnings, offset by the Member’s (i) Basic Disability Plan Benefit, (ii) Basic Plan Benefit, if the Basic Disability Plan Benefit is offset by such Basic Plan Benefit, and (iii) Other Disability Income.

SECTION 5 - SURVIVING SPOUSE’S BENEFITS

5.1                                 Death Prior to Benefit Commencement.  Upon the death of a Member or Vested Former Member, prior to the commencement of his or her Retirement Benefit or Deferred Vested Benefit hereunder, any such Member shall be deemed to have completed five years of Service for purposes of Section 3.2(a) and his or her Surviving Spouse will be entitled to a Surviving Spouse’s Benefit under this Plan equal to 50% of the Retirement or Deferred Vested Benefit that would have been provided from the Plan had the Member or Vested Member retired from or terminated employment with the Company or an Affiliated Employer on the date of death and commenced benefits on the later of the date the Member would have attained age 55 or the date of the Member’s death.

5.2                                 Death On or After Benefit Commencement.  Upon the death of a Vested Former Member while he or she is receiving Retirement or Deferred Vested Benefits, his or her Surviving Spouse shall receive a Surviving Spouse’s Benefit equal to 50% of the Benefit he or she was receiving at the time of death.  Notwithstanding the foregoing, no benefit shall be payable under this Section 5.2 to the extent a Retirement Benefit or Deferred Vested Benefit was previously paid to a Member or Vested Former Member in the form of a lump sum.

5.3                                 Commencement of Surviving Spouse’s Benefit.  Except as provided in Section 5.4, the Surviving Spouse’s Benefit provided under Sections 5.1 or 5.2 will be payable monthly, at the same time as the Surviving Spouse’s benefits under the Basic Plan.  Such benefits shall continue until the first day of the month in which the Surviving Spouse dies.

5.4                                 Lump Sum Payment.

(a)                                  If a Member or a Vested Former Member made an Election under Section 3.4 but such Member or Vested Former Member died prior to such lump sum payment, the Surviving Spouse’s Benefit payable under Section 5.1 hereof will be payable in the form or combination of forms of payment so elected by such Member or Vested Former Member pursuant to such Lump Sum Election.  The amount of any lump sum payment under the

Plan shall be determined using the actuarial assumptions set forth in Section 3.4(a).

(b)                                 If the lump sum value, determined in the same manner as provided under Section 3.4(a), of a Surviving Spouse’s Benefit is $10,000 or less at the time such Surviving Spouse’s Benefit is payable under this Plan, such benefit shall be payable as a lump sum.

(c)                                  Any Surviving Spouse’s Benefit which is payable as a lump sum shall be paid within 60 days after the date when any portion of such benefit payable in annuity form commences or would commence if any portion of such Surviving Spouse’s Benefit were payable as an annuity as set forth in Section 5.3.

5.5                                 Reduction.  Notwithstanding the foregoing provisions of Section 5, the amount of a Surviving Spouse’s Benefit shall be reduced by one percentage point for each year (where a half year or more is treated as a full year) in excess of ten years that the age of the Member or Vested Former Member exceeds the age of the Surviving Spouse.

SECTION 6 - PLAN ADMINISTRATOR

6.1                                 Duties and Authority.  The Plan Administrator shall be responsible for the administration of the Plan and may delegate to any management committee, employee, director or agent its responsibility to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion;

provided, that such delegation shall be subject to revocation at any time at the Plan Administrator’s discretion.  The Plan Administrator shall have the sole discretion to determine all questions arising in connection with the Plan, to interpret the provisions of the Plan and to construe all of its terms, to adopt, amend, and rescind rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection with the Plan as may be necessary or advisable.  All such actions of the Plan Administrator shall be conclusive and binding upon all Members, Former Members, Vested Former Members, Surviving Spouses and other persons.

6.2                                 Presentation of Claims.  Claims for benefits shall be filed in writing with the Plan Administrator.  Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period.)

6.3                                 Claims Denial Notification.  If a claim is wholly or partially denied, the Plan Administrator shall furnish to the claimant a written notice setting forth in a manner calculated to be understood by the claimant:

(a)                                  the specific reason(s) for denial;

(b)                                 specific reference(s) to pertinent Plan provisions on which any denial is based;

(c)                                  a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary;

(d)                                 an explanation of the Plan’s claims review procedures and the applicable time limits for such procedures; and

(e)                                  a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review.

6.4                                 Claims Review Procedure.  Upon a denial, the claimant is entitled (either in person or by his duly authorized representative) to:

(a)                                  request a subsequent review of the claim by the Plan Administrator upon written application for review made to the Plan Administrator.  In the case of a denial as to which written notice of denial has been given to the claimant, any such request for review of the claim must be made within 60 days after receipt by the claimant of such notice.  A claimant must submit a written application for review before the claimant is permitted to bring a civil action for benefits;

(b)                                 review pertinent documents relating to the denial; and

(c)                                  submit written comments, documents, records and other information relating to the claim.

6.5                                 Timing.  The Plan Administrator shall make its decision and notify the claimant with respect to a claim not later than 60 days after receipt of the request.  Such 60-day period may be extended for another period of 60 days if the Plan Administrator finds that special circumstances require an extension of time for processing and notice of the extension and special circumstances is provided to the claimant within the initial 60-day period.

6.6                                 Final Decision.  The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Plan Administrator shall provide the claimant with written or electronic notice of the decision in a manner calculated to be understood by the claimant.  The notice shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim.  A document is relevant to the claim if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

SECTION 7- MISCELLANEOUS

7.1                                 Amendment; Termination.  The Board of Directors of the Company, may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part; provided, however, that no termination, suspension or amendment of the Plan may adversely affect (a) a Member’s or Vested Former Member’s benefit under the Plan to which he or she has become entitled hereunder, or, (b) a Vested Former Member’s right or the right of a Surviving Spouse to receive or to continue to receive a benefit in accordance with the Plan, such benefits or rights as in effect on the date immediately preceding the date of such termination, suspension or amendment.  Notwithstanding the foregoing, the Employee Benefits Committee of the Company may amend the Plan without the approval of the Board of Directors of the Company with respect to amendments that such Committee determines do not have a significant effect on the cost of the Plan.

7.2                                 No Employment Rights.  Nothing contained herein will confer upon any Member, Former Member or Vested Former Member the right to be retained in the service of the Company or any Affiliated Employee, nor will it interfere with the right of the Company or any Affiliated Employer to discharge or otherwise deal with Members, Former Members or Vested Former Members with respect to matters of employment.

7.3                                 Payout in Discretion of the Plan Administrator.  Notwithstanding anything herein to the contrary, at any time following the termination of service of the Member or Vested Former Member, the Plan Administrator may authorize, under uniform rules applicable to all Members, Vested Former Members and Surviving Spouses under the Plan, a lump sum distribution of a Member’s or Vested Former Member’s Retirement Benefit or Deferred Vested Benefit or a lump sum distribution of a Surviving Spouse’s Benefit in full satisfaction of all present and future Plan liability with respect to such Member, Vested Former Member and/or Surviving Spouse, if the present value of such Retirement Benefit, Deferred Vested Benefit or Surviving Spouse’s Benefit, determined in accordance with the provisions of Section 3.4(a) with respect to Retirement Benefits and Deferred Vested Benefits, and Section 5.4 with respect to Surviving Spouse’s Benefits, on the assumption that the Member or Vested Former Member made an Election under Section 3.4, is less than $250,000.  Such lump sum distribution may be made without the consent of the Member, Vested Former Member or Surviving Spouse.

7.4                                 Unfunded Status.  Members and Vested Former Members shall have the status of general unsecured creditors of the Company, and this Plan constitutes a mere promise by the Company to make benefit payments at the time or times required hereunder. It is the intention of the Company that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.

7.5                                 Arbitration.  Any dispute or controversy arising under or in connection with the Plan shall be settled exclusively by arbitration in New York, New York in accordance with the rules of the American Arbitration Association in effect at the time of such arbitration.  Upon submission of invoices, the Company shall promptly pay or reimburse all reasonable costs and expenses (including fees and disbursements of counsel and pension experts) incurred to assert rights under this Plan or in any proceeding in connection therewith, brought by a Member, Vested Former Member, Former Member or Surviving Spouse, whether or not such Member, Vested Former Member, Former Member or Surviving Spouse is ultimately successful in enforcing such rights or in such proceeding; provided, however, that no reimbursement shall be owed with respect to expenses relating to any unsuccessful assertion of rights or proceeding if and to the extent that such assertion or proceeding was initiated or maintained in bad faith or was frivolous as determined by the arbitrators or a court having jurisdiction over the matter, in which case any amounts previously paid by the Company shall be promptly repaid.

7.6                                 No Alienation.  A Member’s or Vested Former Member’s right to benefit payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of such Member or Vested Former Member or his or her Surviving Spouse.

7.7                                 Withholding.  The Company may withhold from any benefit under the Plan an amount sufficient to satisfy its tax withholding obligations.

7.8                                 Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state to the extent not preempted by federal law.

7.9                                 Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations of the Company under this Plan in the same manner and to the same extent that the Company would have been required to perform such obligations if no such succession had taken place and such assumption shall be an express condition to the consummation of any such purchase, merger, consolidation or other transaction.

7.10                           Integration.  In the event of any conflict or ambiguity between this Plan and the terms of any employment agreement between a Member and the Company or any Change in Control Agreement between a Member and the Company (this Plan and any such employment agreement or Change in Control Agreement being collectively referred to herein as the “arrangements”), such conflict or ambiguity shall be resolved in accordance with the terms of that arrangement which are most beneficial to the Member; provided, however, that no such resolution of any such conflict or ambiguity shall operate to cause the Member to receive duplicate payments or benefits under the arrangements.